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                                                                   Exhibit 10.33


                            NATIONAL CITY CORPORATION
                   LONG-TERM DEFERRED SHARE COMPENSATION PLAN
                            EFFECTIVE APRIL 22, 2002


                  ARTICLE 1. ESTABLISHMENT AND PURPOSE OF PLAN

         1.1 ESTABLISHMENT OF THE PLAN. The following are the provisions of the National City Corporation Long-Term Deferred Share Compensation Plan (herein referred to as the "Plan"), effective as of April 22, 2002.

         The Plan shall be effective for all purposes with respect to Plan Years commencing on or after April 22, 2002, and with respect to all determinations to be made on or after such date (including but not limited to determinations of eligibility to participate, amounts of Awards, and entitlement to Awards).

         1.2 PURPOSE. The purpose of the Plan is to maximize the returns to stockholders, to promote the long-term profitability and success of the Corporation, to help build loyalty to the Corporation by providing incentives to those key employees of the Corporation who are primarily responsible for such profitability and success, to provide for the deferral of such incentives and to provide an additional investment option for the National City Corporation Deferred Compensation Plan and/or its successor plans.

         1.3 OPERATION OF THE PLAN. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation. The Plan shall serve as a non-qualified plan providing for deferred compensation as provided hereunder.

                             ARTICLE 2. DEFINITIONS

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

         (a) "Award" means a grant to a Participant of a specific number of shares of Common Stock of the Corporation, the terms of which grant shall be described in an Award Agreement.

         (b) "Award Agreement" means the written agreement between the Participant and National City Corporation relating to the Award of Deferred Shares to each Participant as described in
                  Section 4.4.

         (c)      "Board" means the Board of Directors of the Corporation.


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         (d)      "Change in Control" see Article 10.

         (e) "Chief Executive Officer" means the chief executive officer of the Corporation.

         (f) "Committee" means the Compensation and Organization Committee of the Board, or its successor.

         (g) "Common Stock" means common stock, par value $4 per share, of the Corporation or any security into which such common stock may be changed by reason of a stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or any merger, consolidation spin-off, reorganization, partial or complete liquidation issuance of rights or warrants to purchase securities, or other event having a similar effect.

         (h) "Corporation" means National City Corporation, a Delaware corporation.

         (i) "Covered Executive" means any individual who is, or is determined by the Committee to be likely to become a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code.

         (j) "Enrollment Period" means the period in each calendar year designated by the Plan Administrator during which Participants may submit a request to receive a Scheduled Distribution or Unscheduled Distribution from the vested portion of their Account.

         (k) "Deferred Share Award Committee" shall have the meaning set forth in Section 4.2.

         (l) "Deferred Share Compensation Account" or "Account" means the account described in Section 8.2

         (m) "Disability" means the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial and gainful activity for a continuous period of 26 weeks or more as determined by the Committee.

         (n)      "Effective Date" see Section 10.3.

         (o) "Eligible Employee" means an Employee who is employed in a position meeting the defined eligibility criteria for participation in the Plan, as set forth in Article 3.

         (p) "Employee" means an individual employed by an Employer on a regular active and full-time salaried basis.

         (q) "Employer" means the Corporation or any corporation, organization or entity controlled by the Corporation.


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         (r)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (s) "Executive Officer(s)" means the Chief Executive Officer; the President and deputy chairmen of the Corporation; the executive vice-presidents of the Corporation; and such other officers as may be designated by the Committee.

         (t) "Forfeiture Event" means any event described in Article 9 or any Termination Date that occurs at a time when a Participant has shares allocated to a non-vested sub-account.

         (u)      "Implementation Date" see Section 10.4.

         (v) "Normal Retirement" means leaving the employ of all Employers on the Termination Date at or after age 62 with at least 20 years of continuous service with the Employers or at or after age 65 with a least 5 years of continuous service with the Employers.

         (w) "Participant" means an Eligible Employee who is approved by the Committee for participation in the Plan.

         (x) "Payment Date" means anytime during February of the Plan Year following the Termination Date.

         (y)      "Plan" see Section 1.1.

         (z)      "Plan Administrator" see Section 6.2.

         (aa) "Plan Year" means the calendar year. The first Plan Year is 2002.

         (bb) "Retirement Eligible Employee" means those Employees being either (i) age 55 with 10 years of service or (ii) age 65 with 5 years of service on their Termination Date.

         (cc) "Subsidiaries " means those entities in which the Corporation directly or indirectly owns 50% or more of the voting equity securities.

         (dd) "Termination Date" means the later of (i) individual's last day worked, or (ii) the last day an individual receives a payment from an Employer either for services rendered or as salary continuation.

         (ee) "Trust Agreement" means the agreement with __________________ Trust Department dated ___/___/___ or such other agreement authorized by the Plan Administrator pertaining to the National City Corporation Long-Term Deferred Share Compensation Plan.


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         (ff)     "Trustee" means the ________________ Trust Department, or such other provider of trust services enumerated under a Trust Agreement pertaining to the National City Corporation
                  Long-Term Deferred Share Compensation Plan.

         (gg) "Vesting Event" means the earliest to occur of the following events:
                  (1) the date an Award vests according to the schedule established in the Award Agreement,
                  (2)      the Effective Date of a Change in Control,
                  (3)      the date a Participant incurs a Disability,
                  (4)      the date of a Participant's death.

                  Upon a Vesting Event described in (1) above, the Participant shall become vested in the number of shares as provided in the applicable Award Agreement unless earlier vested by other Vesting Events. Upon a Vesting Event described in (2), (3), or
                  (4) above, the Participant shall become 100% vested in all undistributed Awards. Notwithstanding the foregoing, a Participant's Awards, whether vested or not, shall be subject to the forfeiture provisions of Article 9.

         (hh) "Voting Stock" means the then outstanding securities of a company entitled to vote generally in the election of directors.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Eligibility for participation in the Plan will be limited to key personnel and highly compensated employees of the Corporation and its Subsidiaries, as determined by the Committee.

         3.2 PARTICIPATION. Participation in the Plan shall be determined by the Committee with respect to each Award. The Committee may base its approval upon the recommendation of the Chief Executive Officer of the Corporation.

         Each Eligible Employee approved for participation shall be notified of the selection as soon after approval as is practicable and shall become a Participant upon acceptance by him or her of the Award Agreement.

         3.3 NO RIGHT TO PARTICIPATE. No Participant or Employee shall have a right at any time to be selected for future Awards under the Plan.


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                         ARTICLE 4. AWARD DETERMINATION

              4.1 AWARD DETERMINATION AND APPROVAL. The amount awarded to a Participant under this Plan shall be determined by the Committee and shall consist of a fixed number of shares of Common Stock, determined as a target dollar value divided by the fair market value (closing) of Common Stock on the grant date. Awards shall be made periodically, as determined by the Committee. The Committee shall determine the amount of any Award for the Executive Officers. The Chief Executive Officer shall recommend the Award for other Eligible Employees which shall be deemed approved by the Committee upon (1) the completion by the Chief Executive Officer of a list of each individual's Award, and (2) the Committee's approval of the aggregate dollar amount of such individual Awards.

              Each Award shall be evidenced by a separate Award Agreement, in a form determined by the Plan Administrator, which is delivered to the Participant describing the Committee's discretionary grant of shares.

         4.2 DEFERRED SHARE AWARD COMMITTEE. If the Board establishes a Deferred Share Award Committee of one or more directors for the purpose of granting Awards to Eligible Persons (the "Deferred Share Award Committee"), the Board may from time to time authorize the Deferred Share Award Committee to grant to Eligible Employees who are not Executive Officers up to a specified number of Deferred Shares with terms upon which the Plan Restrictions on any such Deferred Share shall lapse and such other conditions as the Deferred Share Award Committee may deem appropriate from time to time. Each Grant of Deferred Shares by the Deferred Share Award Committee may utilize any or all of the remaining shares of Deferred Shares authorized by the Board. Not all grants of Awards need to be on the same terms and conditions even though granted at the same time, and the terms of Award Agreements may vary from time to time and from Participant to Participant, depending upon the purpose of the Award; provided, however, all Awards shall be subject of the provisions of Section 4.3 hereof.

         4.3 LIMITATION. Notwithstanding any provision in this Plan to the contrary, no Participant's total aggregate Awards under the Plan, in any five
(5) year period, shall exceed 1,000,000 shares of Common Stock.

         4.4 AWARD AGREEMENT. Each Participant granted an Award of Deferred Shares shall enter into an Award Agreement with National City in a form specified by the Board, agreeing to the terms and conditions of the Award and such other matters as the Board shall in its sole discretion determine, including any additional conditions of forfeiture. The execution and delivery of the Award Agreement by the grantee of the Award shall be a condition precedent to the establishment of a Deferred Share Compensation Account in the name of the grantee of the Deferred Shares. A failure to execute and deliver the Award Agreement within sixty (60) days after the grant of an Award may terminate the Award upon the determination of the Board. The Award Agreement may, but need not, allow the Plan Restrictions to lapse serially or in total over any period of time as selected by the Board or Deferred Share Award Committee. If any Participant forfeits any shares of Deferred Share that are subject to any Award, or any such award otherwise terminates with respect to any of the Deferred Shares thereunder without the Plan


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Restrictions being terminated, the Participant shall have no further interest in such Deferred Shares, if any.

                        ARTICLE 5. RIGHTS OF PARTICIPANTS

         5.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

         5.2 RESTRICTIONS ON ASSIGNMENTS. The interest of a Participant or his or her beneficiary under this Plan may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy. Notwithstanding the preceding sentence, the Corporation shall have the right to offset from a Participant's undistributed Account any amounts due and owing the Corporation on the payment date.

                ARTICLE 6. ADMINISTRATION AND PLAN ADMINISTRATOR

         6.1 ADMINISTRATION. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that it may establish or authorize from time to time. The procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon Participants nor place obligations upon either the Board or the Corporation. Accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

                  The Committee shall have full power and authority to interpret, construe and administer the Plan and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

         6.2 PLAN ADMINISTRATOR. The Committee shall name as Plan Administrator a committee comprised of the Corporate Human Resources Director and the Manager of Corporate Compensation or equivalent positions (hereafter referred to collectively as the "Plan Administrator"). Such Plan Administrator shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.

         6.3   POWERS AND DUTIES OF PLAN ADMINISTRATOR.

         (a) The Plan Administrator shall have discretionary authority to interpret the terms of the Plan. The Plan Administrator shall have such other discretionary authority as may be


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               necessary to enable it to discharge its responsibilities under the Plan as administrator and, including, but not limited to, the power:

               (1)    To value Participant's Accounts.
               (2)    To distribute Participant's Accounts.
               (3) To appoint or employ one or more persons to assist in the administration of the Plan. Such assistants shall serve at the pleasure of the Plan Administrator, and shall perform such functions as may be assigned by the Plan Administrator.
               (4) To adopt such rules as it deems appropriate for the administration of the Plan.
               (5)    To establish procedures to be followed by Participants.
               (6) To prepare and distribute information relating to the Plan.
               (7) To request from Employers and Participants such information as shall be necessary for proper administration of the Plan.

         (b) The decision of the Plan Administrator upon any matter within its authority shall be final and binding on all parties, including the Corporation, the Participants and their beneficiaries.

         No member of the Committee or any Plan Administrator shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

         6.4 RELIANCE UPON INFORMATION. In making decisions under the Plan, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, beneficiary or Employer.

                         ARTICLE 7. REQUIREMENTS OF LAW

         7.1 GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

         7.2 WITHHOLDING FOR TAXES; FICA. The Corporation shall have the right to deduct from all share distributions under this Plan any federal, state, local or foreign taxes required by the law to be withheld with respect to such payments. Participants will be required to satisfy F.I.C.A tax withholding requirements when due through cash payments or alternate source withholding in a manner acceptable to the Plan Administrator.

         7.3 PLAN BINDING ON CORPORATION, EMPLOYEES AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.


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                 ARTICLE 8. DEFERRED SHARE COMPENSATION ACCOUNT,
                              AWARDS, AND PAYMENTS

         8.1 CONTRIBUTIONS. The Corporation shall transfer to the Trustee cash and/or a number of shares of Common Stock equal to the aggregate Awards made pursuant to this Plan on the grant date. Such transfer shall be made within thirty days after the grant date.

         8.2 DEFERRED SHARE COMPENSATION ACCOUNT. An unfunded bookkeeping account known as the Deferred Share Compensation Account shall be established for each Participant. Each Participant's Account shall be credited with the number of shares equal to the Awards granted under the Plan. All accounts shall remain a part of the general liabilities of the Corporation and nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship. Each account shall be comprised of sub-accounts for vested and non-vested shares.

         8.3 CREDITING OF AWARDS. Effective each grant date, each Participant's Account shall be credited with the number of the shares Awarded as determined in section 4.1. Such credit shall be made to the Participant's non-vested sub-account and shall remain in the non-vested sub-account until such time as a Vesting event or a Forfeiture Event occurs. Upon a Vesting Event, the number of shares becoming vested shall be transferred from the non-vested sub-account to the vested sub-account. Upon a Forfeiture Event, all shares in the non-vested sub-account shall be forfeited as provided in Section 8.13 or Article 9.

         8.4 CREDITING OF DIVIDEND EQUIVALENTS. A Participant's Award Agreement may call for dividend equivalents to be credited to a Participant's Account prior to distribution. In such circumstance, the Corporation shall deliver to the Trustee either Common Stock or cash in an amount equal to the dividends that would have been paid on such shares. If cash is delivered, the Trustee shall use such funds to acquire additional shares of Common Stock on the open market. In either event, the additional shares shall be allocated to Participant Accounts using procedures established by the Plan Administrator for such purpose. Notwithstanding any other provision of the Plan and Award Agreement, no dividend equivalents may be allocated to shares granted under Awards not providing for the crediting of dividend equivalents.

         8.5      MANNER OF DISTRIBUTION.

         (a) DISTRIBUTIONS FOLLOWING EMPLOYMENT. The vested portion of a Participant's Deferred Share Compensation Account shall be distributed either in a single distribution or in installments over a period of years following the Participant's Termination Date. This determination shall be made in relation to the Participant's age and service as well as the aggregate value of the Participant's Account, according to the following procedures:

         (i) If the Participant is not a Retirement Eligible Employee, the Account shall be paid to the Participant in a single payment in the manner described in Section 8.6(a)


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                  without regard to any other form of payment election the
                  Participant may have made.

         (ii) If the Participant is a Retirement Eligible Employee, the Account shall be paid to the Participant as follows:

                  (1) If the Participant has made a payment election as described in Section 8.6 that has been in effect for at least twelve months prior to the Termination Date, the Participant's Account shall be paid in accordance with such payment election.

                  (2) If the Participant does not have a payment election that has been in effect for at least twelve months prior to the Termination Date, the Participant's Account shall be paid in annual installments over a period of ten years in the manner described in
                           Section 8.6 (c).

         (b) DISTRIBUTIONS WHILE EMPLOYED. An Award Agreement may provide that a Participant may elect to receive a distribution of part or all from the vested portion of the Deferred Shares granted by such Award Agreement during the period of his or her employment. If such an election is provided by the Award Agreement, the election may be either for a Scheduled Distribution, or an Unscheduled Distribution, each as defined below.

(i) Scheduled Distribution. During the Enrollment Period when a Participant makes his or her distribution request, the Participant may specify the amount of the vested Deferred Shares of the Award and a future Payment Date when such Deferred Shares will be distributed. To be valid, such future Payment Date must not be within 3 years of the Plan anniversary to which such distribution request first applied, and such future Payment Date must precede the Participant's Termination Date. The Plan Administrator may disregard any invalid Scheduled Distribution election.

(ii) Unscheduled Distribution. During the Enrollment Period, a Participant may submit a written request to the Plan Administrator for an unscheduled distribution of part or all of the vested Deferred Shares from an Award. If the Plan Administrator approves such request, the Deferred Shares shall be payable upon the Payment Date following such approval. The number of Deferred Shares distributed shall be subject to a 10% penalty, with the Participant's Award being debited an amount equal to 10% of the Unscheduled Distribution amount. Any Participant electing an Unscheduled Distribution during an Enrollment Period shall be considered ineligible to defer, under the National City Deferred Compensation Plan and/or any successor plan(s) or any other plan, any compensation into this Plan for the remainder of the Plan Year in which the Unscheduled Distribution occurs and for the next following Plan Year.

(iii) Notwithstanding the foregoing, no Covered Executive shall be eligible to make an election for either a Scheduled Distribution or Unscheduled Distribution, and the Plan


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         Administrator is hereby empowered to disregard a Scheduled Distribution election made by a Participant at a time prior their first becoming a Covered Executive.


         8.6 FORM OF PAYMENT ELECTION. For distributions following employment provided under paragraph 8.5(a) each Participant may submit a payment election form specifying how the Participant's Deferred Share Account shall be paid. Subject to the discretion of the Committee, the following optional means of distribution shall be made available:

         (a) A single distribution of the vested Account balances made on the Payment Date.

         (b) Five annual installments commencing on the Payment Date. The remaining four installments shall be made on each succeeding Payment Date. Each distribution shall be equal to (i) the Participant's vested Account balance, multiplied by (ii) a fraction, the numerator of which is one and the denominator is the number of installments remaining, including the current year's payment.

          (c) Ten annual installments commencing on the Payment Date. The remaining nine installments shall be made on each succeeding Payment Date. Each distribution shall be equal to (i) the Participants vested Account balance multiplied by (ii) a fraction, the numerator of which is one and the denominator is the number of installments remaining, including the current year's payment.

         8.7 VALIDITY OF PAYMENT ELECTION. In order for a Participant's distribution election under Section 8.6 to be applied, the Participant must have filed the election with the Plan Administrator no less than twelve months prior to the Termination Date using forms and procedures established for this purpose by the Plan Administrator. If the Plan Administrator determines that an election form is not valid, or if an election has never been made, the Plan Administrator shall distribute the Participant's Account as provided under Section 8.5.

         8.8 PLAN ADMINISTRATOR'S DISCRETION. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall have the discretion to distribute the vested balance of a Participant's Account in a single distribution on the Payment Date.

         8.9      PAYMENTS UPON DEATH OF PARTICIPANT.

         (a) A Participant may designate any person or persons (not exceeding 5), including a trust, as his or her beneficiary to receive his or her Deferred Share Compensation Account in the event of the Participant's death. Any such designation shall be made by filing the form provided for that purpose by the Plan Administrator. The Participant may change or cancel his or her beneficiary designation at any time prior to death without the consent of any designated beneficiary. If no beneficiary has been designated by the Participant, or if no beneficiary is alive at the date of the Participant's death, payment shall be made to the Participant's estate.


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         (b)      If the Participant's death occurs during Employment, the
                  Participant's Account shall be distributed in a lump sum as provided in 8.5(a) to each of the Participant's surviving beneficiaries in the portions designated by the Participant.

         (c) If the Participant's death occurs after installment payments have commenced, the Participant's Account shall be distributed in a lump sum on the next scheduled Payment Date to each of the Participant's surviving beneficiaries in the portions designated by the Participant

         8.10 PARTICIPANTS' RIGHTS; BENEFICIARIES RIGHTS. Except as otherwise specifically provided, neither a Participant nor any of his or her beneficiaries has rights under this Plan. The payment of deferred compensation shall be a general, unsecured obligation of the Corporation to be paid by the Corporation from its own funds, and such payments shall not impose any obligation upon any trust fund for any tax qualified plan or be paid from any such trust fund. No Participant or beneficiary shall have any title to or beneficial ownership in any assets that the Corporation may earmark to pay benefits hereunder.

         8.11 NATURE OF DEFERRED COMPENSATION. The deferred compensation awarded under this Plan and any setting aside by the Corporation of amounts with which to discharge its deferred obligations hereunder in a trust fund, an insurance policy, or otherwise, shall not be deemed to create a right in any person; equitable title to any funds so set aside in a trust, an insurance policy, or otherwise shall remain in the Corporation, and any recipient of benefits hereunder shall have no security or other interest in such trust, policies or funds. Any and all funds so set aside in a trust, an insurance policy or otherwise shall remain subject to the claims of the general creditors of the Corporation, present and future. Any amount so set aside for this Plan shall be accounted for separately and apart from any other plan of the Corporation. This Plan is intended to constitute an unfunded plan of deferred compensation described in Section 201(2) of the Employee Retirement Income Security Act of 1974.

         8.12 DISTRIBUTIONS IN SHARES. Notwithstanding any other provision of this Plan, distributions hereunder shall be made only in shares of Common Stock and National City shall be entitled to take appropriate measures to withhold from the shares of Common Stock or to otherwise obtain from the Participant sufficient sums for the amount National City deems necessary to satisfy any applicable federal, state, local and foreign minimum tax withholding obligations or to make other appropriate arrangements with Participants to satisfy such obligations. In no event, however, shall National City accept Common Stock for payment of taxes in excess of the minimum required tax withholding rates.

         8.13 FORFEITURE OF NON-VESTED SHARES. All non-vested shares in a Participant's Account shall be forfeited upon the Termination Date and the Corporation shall have no further obligation to pay the Participant in regard to such shares.


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                             ARTICLE 9. FORFEITURES

         9.1 FORFEITURE. Notwithstanding any provision in this Plan to the contrary excepting only the provisions of Article 10, in the event the Committee finds:

                  (a) that an Employee or former Employee who has an interest under this Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

                  (b) that an Employee or former Employee who has an interest under this Plan has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her, then any amounts held under this Plan for the benefit of such Employee or former Employee or his or her beneficiaries, whether or not vested, shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.

         9.2 ERISA DETERMINATION. It is the intention of the parties that this Agreement shall not be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Notwithstanding any other provision of this Agreement to the contrary, if a final nonappealable determination ahs been made by a court of competent jurisdiction or an opinion of counsel selected by corporation has been rendered to the effect that this Agreement is not exempt from Parts 2,3 And 4 of Title I of ERISA, all of the Common Stock shall be forfeited.

                          ARTICLE 10. CHANGE IN CONTROL

         10.1 TREATMENT OF AWARDS. In the event of a Change in Control the Corporation shall distribute Participants' Accounts in shares of Common Stock. Such payment shall be made within 90 days after the Implementation Date of such Change in Control and shall be payment in full to each such Participant.

         10.2 DEFINITION OF CHANGE IN CONTROL. Change in Control shall mean the occurrence of any of the following events:

                  (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such transaction;

                  (b) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than


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sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                  (c) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                  (d) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (d) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.

         Notwithstanding the foregoing provisions of paragraph 10.2(a), 10.2(b) or 10.2(c), in the case where the individuals who constitute the Directors of the Corporation at the time a specific transaction described in Paragraph 10.2(a), 10.2(b) or 10.2(c) is first presented or disclosed to the Board will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a Change in Control under any of the foregoing provisions of this Subsection 10.2, the Board may determine by majority vote of the Board that the specific transaction does not constitute a Change in Control under Paragraph 10.2(a), 10.2(b) or 10.2(c)

         10.3 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors, the "Effective Date" of such Change in Control shall be the date uninterrupted discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be the Implementation Date of such Change in Control.

         10.4 IMPLEMENTATION DATE OF CHANGE IN CONTROL. The "Implementation Date" shall be the earliest to occur of the events specified in subsection (a),
(b), (c) or (d) of Section 10.2.

                         ARTICLE 11. CLAIMS FOR BENEFITS

         11.1     CLAIMS PROCEDURE.

                  (a) CLAIMS MUST BE FILED. A Participant, beneficiary or estate of a deceased Participant (the "claimant") who has a claim for benefits or concerning any other matter under the Plan must give written notice of such claim or other matter to the Plan Administrator.


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


                  (b) REVIEW OF CLAIM. After the Plan Administrator has reviewed the claim and obtained any other information it deems necessary to render a decision on the claim, the Plan Administrator shall notify the claimant within 90 days after receipt of the claim of the acceptance or denial of the claim, unless special circumstances require an extension of time for processing the claim. Such an extension of time may not exceed 90 additional days and notice of the extension shall be provided to the claimant prior to the termination of the initial 90 day period indicating the special circumstances requiring the extension and the date by which a final decision on the claim is expected.

                  (c) DENIED CLAIMS. In the event any application for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant of such denial in writing and shall advise the claimant of the right to appeal the denial and to request a review thereof. Such notice shall be written in a manner calculated to be understood by the claimant and shall contain:

                           (1)      Specific reason for such denial.
                           (2) Specific reference to the Plan provisions on which such denial is based.
                           (3) A description of any information or material necessary for the Participant to perfect the claim.
                           (4)      An explanation of why such material is
                                    necessary.
                           (5) An explanation of the Plan's appeal and review procedure.

         11.2     APPEAL AND REVIEW PROCEDURE.

                  (a) APPEAL TO COMMITTEE. If the claimant's claim for benefits is denied in whole or in part, the claimant, or the claimant's duly authorized representative, may appeal the denial by submitting to the Plan Administrator a written request for review of the application by the Com-mittee within 180 days after receiving written notice of such denial. The Plan Administrator shall give the applicant (upon request) an opportunity to review pertinent Plan documents (other than legally privileged documents) in preparing such request for review.

                  (b) CONTENTS OF APPEAL. The request for review must be in writing and shall be addressed to the Committee c/o the Plan Administrator. The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent. The Committee may require the claimant to submit (at the claimant's expense) such additional facts, documents or other material, as the Committee deems necessary or advisable in making its review.


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


                  (c) REVIEW OF APPEAL. The Committee shall act upon each request for review within 120 days after its receipt thereof unless special circumstances require further time for processing. Written notice of an extension of time beyond 120 days shall be furnished to the claimant prior to the commencement of the extension. In no event shall the decision on review be rendered more than 365 days after the Committee receives the request for review.

                  (d) DENIED APPEALS. In the event the Committee confirms the denial of the claim for benefits in whole or in part it shall give written notice of its decision to the claimant. Such notices shall be written in a manner calculated to be understood by the claimant and shall contain the specific reasons for the denial.

         11.3 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan shall be brought unless and until the following steps have occurred:

                  (a)      The claimant has submitted a written application for
                           benefits in accordance with Section 11. 1.
                  (b)      The claimant has been notified that the claim has
                           been denied.
                  (c)      The claimant has filed a written request appealing
                           the denial in accordance with Section 11.2.
                  (d)      The claimant has been notified in writing that the
                           Committee has denied the claimant appeal or has failed to take any action on the appeal within the time prescribed by Section 11.2.

                  ARTICLE 12.  DEFERRED SHARE COMPENSATION PLAN TRUST

         12.1 TRUST ACCOUNT(S). Pursuant to the Trust Agreement, the Trustee shall hold shares of Common Stock issued by the Corporation for deposit into the Deferred Share Compensation Account. The Accounts held with the Trustee shall be considered for all purposes of the Plan a part of the Deferred Share Compensation Account as provided under Section 8.2.

         12.2 PROVISION BY THE CORPORATION. The Corporation shall provide a certificate setting forth the number of shares of Common Stock to the Trustee for the aggregate Participant Awards made from time to time. Notwithstanding the provisions of this Article 12, it is the intention of the Corporation that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

        12.3 RELEASE OF SHARES. The Trustee shall release shares of Common Stock directly to the Participant according to written instructions provided by the Plan Administrator. The Plan Administrator shall provide such instructions based upon Article 8 hereunder. The Trustee shall release and return forfeited shares to the Corporation.


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


         12.4 WITHHOLDING. The Plan Administrator may instruct the Trustee to withhold a number of shares equal to the amount of withholding required under the applicable tax laws, as specified in sections 7.2 and 8.12. The Trustee may only withhold shares for taxes as appropriate, but not for F.I.C.A. taxes due for the Participant.

         12.5 SHARES OF COMMON STOCK AVAILABLE UNDER PLAN. Subject to adjustments as provided in Section 12.6 below, the maximum number of shares of Common Stock that may be credited and issued to Participants under this Plan shall be 2,000,000. For purposes of determining the number of shares that may be credited under the Plan, such number shall increase by the number of shares surrendered by a Participant or relinquished to the Corporation in payment of applicable federal, state, and local income tax withholding.

         12.6 ADJUSTMENTS. The Board may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Section 12.5 of this Plan, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split combination of shares, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities,, or other corporate transaction or event having an effect similar to any of the foregoing.

         12.7 FRACTIONAL SHARES. The Corporation shall not be required to distribute fractional shares of Common Stock pursuant to this Plan. The Plan Administrator may establish procedures whereby a Participant's fractional share interests are maintained up and until the last and final Payment Date, whereupon the Participant's remaining fraction shares, if any, are eliminated.

                            ARTICLE 13. MISCELLANEOUS

         13.1 LIQUIDATION. In the event of the liquidation of the Corporation the Committee may make any provisions for holding, handling and distributing the amounts standing to the credit of the Participants or beneficiaries hereunder which in the discretion of the Committee are appropriate and equitable under all circumstances and which are consistent with the spirit and purposes of these provisions .

         13.2 NOT A CONTRACT OF EMPLOYMENT. Participation in this Plan by an Employee shall not give such Employee any right to be retained in the employ of the Employer and the ability of the Employer to dismiss or discharge an Employee is specifically reserved.

         13.3 HEADINGS NOT TO CONTROL. Headings and titles within the Plan are for convenience only and are not to be read as part of the text of the Plan.

         13.4 SEVERABILITY OF PLAN PROVISIONS. If any provisions of the Plan are for any reason declared invalid or not enforceable, such provisions will not affect the remaining terms and conditions, but the Plan will be construed and enforced thereafter as if such provisions had not been inserted.


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


                    ARTICLE 14. AMENDMENT AND DISCONTINUANCE

         The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Board, to amend it from time to time or to discontinue it. However, if the Corporation should amend or discontinue this Plan, the Corporation shall remain obligated under the Plan with respect to (1) Awards made final (and thus payable) by decision by the Committee prior to the date of such amendment or discontinuance, (2) Awards and rights of any Participant or beneficiary with respect to whom a Vesting Event has occurred, and (3) with respect to Awards made prior to the date of such amendment or discontinuation.

          Executed as of this      day of      , 2002 at Cleveland, Ohio.
                              ----        -----
                        NATIONAL CITY CORPORATION


                        By:
                           --------------------------------------
                            Shelley J. Seifert
                            Executive Vice President
                            Human Resources




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